SPECIAL PERSONAL CONTRACT OF EMPLOYMENT MEDIS EL LTD.
                                    Employee

        Entered into and signed on the 23rd of March, in the year of 1999

Between:        Medis El Ltd., Kiryat Mada 5, Jerusalem
                            (hereinafter - "the Company") of the first part
                                                         ------------------

And

Mr. Israel Fisher, I.D. 42945261, of 6, Chad Ness Street, Ramat-Gan
                           (hereinafter - "the Employee") of the second part
                                                          ------------------
Whereas the Employee declares that he has professional knowledge and his expertise is in the field of financial management;

And whereas the Company is desirous of employing the Employee in the field of his expertise under a special personal contract of employment;

And whereas the Employee is desirous of being employed by the Company on the basis of a personal contract of employment;

Now, therefore, it has been stipulated and agreed between the parties as follows:

1.     PREAMBLE
       --------

       The Preamble to this Contract forms an integral part thereof.

2.     Period of the Contract

       The Contract commences on 1.2.94 and terminates on 23.3.99, and it may be extended by prior notice as provided in clause 9 below.

3.     A SPECIAL CONTRACT
       ------------------

3.1 This special personal Contract of Employment is a comprehensive contract regulating the relations between the Company and the Employee and exclusively provides all the terms of employment of the Employee by the Company.

3.2 The engagement between the Company and the Employee is for a specified period as provided in clause 2 above, subject to clause 9 below, and it does not confer upon the Employee any status of a permanent employee in the Company.

4.     PERSONAL CONFIDENCE
       -------------------

4.1 The Employee undertakes to work during the period of the Contract devotedly and faithfully, and apply all his skills, knowledge and experience to the benefit of the Company and carry out any duty imposed on him by the Company.

4.2 The Employee undertakes to follow the instructions of his superiors and comply with all the Company's directives and procedure, both in writing and oral, including those relating to work, safety and hygiene procedure, work hours, presence, discipline instructions and rules.
       The said instructions and procedures set out above, shall be deemed as a part of this Contract and shall be binding upon the parties.

4.3 During the period of his employment with the Company, the Employee shall not be entitled to engage in any additional work, with or without pay, of any kind whatsoever, unless he receives the Company's prior express approval in writing.

4.4 The Employee undertakes to notify the Company forthwith and without any delay, of any matter or subject in respect of which he has a personal interest and/or which is liable to create a conflict of interests with his position in the Company.

5.     SCOPE OF WORK
       -------------

5.1 The Employee undertakes to execute any duty imposed on him within the scope of his expertise.

5.2 The Employee undertakes to work such work hours as required by his duty, including overtime pursuant to the approval of the Company's management.

5.3 The weekly hours are: 42.5 hours, on Sundays to Thursdays between the hours 07.30 - 16.30, including an half hour's mid-day break.

6.     WAGES
       -----

6.1 The Employee's wages and the fringe benefits shall be as provided in Annex "A" attached to this Contract. At the end of each year, the wage terms will be considered with the Employee.

6.2    The cost of living increase will be paid as normally paid in the Economy.

6.3 If the rate of increase of the Consumer's Price Index exceeds the rate of 15% a year, the Employee will be compensated for the difference between the rate of increase of the index and the rate of the cost of living received by the Employee. Such checking will be made at the end of each year.

7.     CONFIDENTIALITY AND SECURITY
       ----------------------------

7.1 The Employee undertakes to keep confidential and not to transfer or bring to the knowledge of any person, any information reaching him in the course of or in connection with his employ with the Company, which may affect the Company's business. The Employee hereby declares and confirms that he is aware that failure to comply with his obligations under this clause constitutes an offense, unless he received written permission therefor from the Company's management.

7.2 The Employee undertakes to comply with all the security instructions and procedures prevalent in the Company.

7.3 In addition to the provisions in this clause above, the Employee undertakes during the period of the Contract, not to disclose and/or transfer to any person and/or body outside of the Company, any information reaching him within the scope of his work and/or in connection with the Company, which is not public domain. The Employee undertakes to keep confidentiality in respect of all matters relating to the Company and its affairs.

8.     RIGHTS IN INVENTIONS AND PATENTS
       --------------------------------

       Any invention or idea or patent discovered by the Employee during the period of his employ with the Company and within its framework, shall be deemed to be the property of the Company and belong thereto, and the Company shall be entitled to treat same as it may desire and register such invention or patent or idea in its name.

9.     TERMINATION OF CONTRACT
       -----------------------

9.1 Notwithstanding the provisions in clause 2 above, each one of the parties may terminate this Contract at any time by delivery of written notice to the other party, 60 days in advance. The termination of the Contract as provided above, shall not be deemed as a breach of Contract and shall not constitute a cause of action for compensation, except for an action for severance pay pursuant to the Severance Pay Law, 5723-1963, insofar as the Employee is entitled thereto in the circumstances of the termination of his employment.

       9.1.1 The Employee shall be entitled to severance pay in respect of his work with "Medis El", if he has been dismissed from his work or if he has resigned pursuant to clause 9.1 above, except for dismissal in the circumstances as provided in clause 9.3 below. This clause shall apply after working at least one year in Medis El.

       9.1.2 Further to clause 9.1.1 above, the Employee shall be entitled to payment of 6 monthly wages as payment in respect of an adjustment period, including all the fringe benefits. This clause shall apply also in the case of change of ownership of the Medis El Company and the dismissal by the new owners.

9.2 If the Employee has sustained permanent disability or a prolonged illness, as a result of which he is deprived of his capacity to continue the execution of his duty, and his entitlement has ended to sick leave under the law and as prevalent in the Company in respect of employees under special contracts, the Company shall be entitled to terminate this Contract by prior notice as provided in clause 9.1 above.

9.3 In addition to the provisions in sub-clause 9.1 above, the Company shall be entitled to terminate this Contract and terminate the Employee's work forthwith without any prior notice, in the following events:

       9.3.1 The Employee has violated any one of the clauses of this Contract and/or any instruction and/or procedure of the instructions and/or procedures of the Company and has not repaired the violation within 15 days from the date on which he received written notice to do so.

       9.3.2    The Employee committed a breach of trust against the Company.

       9.3.3 The Employee has been convicted in a criminal proceeding of an infamous crime or of an offense attributing moral blemish to the Employee.

9.4 If the Company terminates the Employee's employment as a result of any one of the events enumerated in sub-clause 9.3.1, 9.3.2, 9.3.3, same shall not be deemed as a breach of contract and shall not constitute a cause of action for severance pay, insofar as the circumstances in which his work has been terminated were such as justify dismissal without compensation.

10.    WAIVER
       ------

       Should the Company waive any right conferred upon it under this Contract, such waiver shall not form any precedent with respect to any other similar case nor constitute grounds for analogy in any other case, and the Company shall not be estopped from enforcing at any time any right which it has waived as aforesaid.

11.    MODIFICATION, REVOCATION
       ------------------------

       Any modification and/or cancellation of any one of the clauses of the Contract shall be made by a written document only, signed by the two parties.

12.    NOTICES
       -------

       The addresses of the parties to this Contract are as prescribed in the Preamble. Any notice sent by registered mail to the other party at his address as aforesaid, shall be deemed as if received by the addressee three days after the delivery thereof at the post-office, and if delivered personally - upon the delivery thereof.


      In witness whereof the parties hereto have hereunto set their hand:


       --------(-)------------              -----------(-)-----------
           The Employee                           Medis El Ltd. .
                                                 For the Company

                                     ANNEX

                                  ISRAEL FISHER
                              Name and Family Name

1.     WAGES, SOCIAL AND FRINGE BENEFITS
       ---------------------------------

A.     MONTHLY WAGES (PAYMENTS STATED IN DOLLARS WILL BE PAID IN NEW SHEKELS)
       ----------------------------------------------------------------------

       9,900 dollars.

B.     FRINGE PAYMENTS
       ---------------

       Payments attaching to the wages - convalescence allowance will be paid to the Employee as follows:

       Right to 15 days of convalescence a year.

       Payment in respect of Research Fund -   $ 1,250 a month.

C.     FRINGE BENEFITS
       ---------------

       Right to annual leave - 21 work days a year

       Advanced Study Fund - to academicians

       Right to annual sick pay - 24.5 days a year.

D.     SOCIAL BENEFITS

       The Employee shall be entitled to social benefits as provided in clause 2 below.

2.     MANAGERS' INSURANCE
       -------------------

       Provisions for managers' insurance at the rate of 5.5% on account of Employee, 6% by the Company and 8.33% for severance pay. Provision for the Dolev Fund at the rate of NS 7,890, linked to the Consumer's Price Index.

3. Provisions for the Advanced Study Fund will be at the rate of 7.5% of the wages in clause 1. 2.5% of the wages will be deducted from the Employee and transferred to the Fund.

4. Entitlement to convalescence days and the amount of convalescence will be updated annually as provided in the law.

5.     Payment of telephone bills will be made by the Company.

6.     The Employee will receive for his use a vehicle of the Company (capacity
        - cc. 1800-2000), automatic gear, including grossing up of notional income.